Exhibit 10.1

RESTRICTIVE COVENANT AGREEMENT

In consideration of the restricted stock (the “Restricted Stock”) granted to Bradley W. Barber (the “Executive”) on August 14, 2015 by H&E Equipment Services, Inc., a Delaware corporation (the “Company”) pursuant to the grant award letter attached hereto as Exhibit A and for other valuable consideration the sufficiency of which is hereby acknowledged, intending to be legally bound, the Executive agrees to the terms and conditions set forth in this Restrictive Covenant Agreement (this “Agreement”).

1.Confidentiality.  During the term of the Executive’s employment with the Company (the “Term”) and at all times thereafter, the Executive shall, and shall cause his affiliates and representatives to keep confidential and not disclose to any other person or entity or use for his own benefit or the benefit of any other person or entity any confidential proprietary information with respect to the business and activities of the Company or its affiliates, including clients, customers, suppliers, employees, consultants, computer or other files, projects, products, marketing plans, forecasts, formats, systems, data gathering methods, strategies, technology, know-how, trade secrets (including all results of research and development), industrial designs or other intellectual property (“Confidential Information”).  The obligations of the Executive under this Section 1 shall not apply to Confidential Information which (i) is or becomes generally available to the public without breach of the commitment provided for in this Section 1; (ii) is required to be disclosed by law, order or governmental authority; (iii) is independently developed by the Executive after termination of all employment with the Company or its affiliates, without the use of or reliance on any Confidential Information and (iv) becomes known to the Executive after termination of all employment with the Company or its affiliates, on a non-confidential basis from a third-party source if such source was not subject to any confidentiality obligation; provided, however, that, in case of clause (ii), the Executive shall notify the Company as early as reasonably practicable prior to disclosure to allow the Company or its affiliates to take appropriate measures to preserve the confidentiality of such Confidential Information.

2.	Non-Competition; Non-Solicitation.

(a)During the period beginning on the date hereof and ending twelve (12) months following the date on which the Executive’s employment with the Company is terminated for any reason (the “Non-Compete Period”), the Executive covenants and agrees not to, and shall cause his affiliates not to, directly or indirectly anywhere in North America, conduct, manage, operate, engage in or have an ownership interest in any business or enterprise that (A) sells, rents, services, maintains or otherwise deals in or with construction equipment, heavy industrial equipment, material handling equipment or utility equipment (new or used), or related parts, implements or similar assets, (B) uses any trademarks, tradenames or slogans similar to those of the Company or its affiliates; or (C) is engaged in any other activities that are otherwise competitive with the business of the Company or its affiliates as conducted or proposed to be conducted as of the termination date (collectively, the “Business”).  Notwithstanding the foregoing, nothing herein shall preclude the Executive from owning, directly or indirectly, in the aggregate less than 2% of any business competitive with the Company or its affiliates that is subject to the reporting obligations of the Securities Exchange Act of 1934, as amended.

(b)During the Non-Compete Period, the Executive shall not, and shall cause his affiliates not to, directly or indirectly, call-on, solicit or induce any customer or other business relationship of the Company or its affiliates for the provision of products or services related to the business of the Company or in any other manner that would otherwise interfere with the business relationship between the Company and its affiliates and their respective customers and other business relationships.

(c)During the Non-Compete Period, the Executive shall not, and shall cause his affiliates not to, directly or indirectly, call-on, solicit or induce, any employee of the Company or its affiliates to leave the employ of, or terminate its relationship with, the Company or its affiliates for any reason whatsoever, nor shall the Executive offer or provide employment (whether such employment is for the Executive or any other business or enterprise), either on a full-time, part-time or consulting basis, to any person who then currently is, or within six (6) months immediately prior thereto was, an employee or independent contractor of the Company; provided, however, the foregoing shall not prohibit a general solicitation to the public through general advertising or similar methods of solicitation not specifically directed at employees of the Company.

(d)The Executive acknowledges and agrees that the provisions of this Section 2 are reasonable and necessary to protect the legitimate business interests of the Company and its affiliates.  The Executive shall not contest that the Company’s and its affiliates’ remedies at law for any breach or threat of breach by the Executive or any of his affiliates of the provisions of this Section 2 will be inadequate, and that the Company and its affiliates shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Section 2 and to enforce specifically such terms and provisions, in addition to any other remedy to which the Company or its affiliates may be entitled at law or equity.  The restrictive covenants contained in this Section 2 are covenants independent of any other provision of this Agreement or any other agreement between the parties hereunder and the existence of any claim which the Executive may allege against the Company under any agreement between the Executive and the Company will not prevent the enforcement of these covenants.

(e)If any of the provisions contained in this Section 2 shall for any reason be held to be excessively broad as to duration, scope, activity or subject, then such provision shall be construed by limiting and reducing it, so as to be valid and enforceable to the maximum extent compatible with the applicable law or the determination by a court of competent jurisdiction.

3.Non-Disparagement.  During the Term and at all times thereafter, the Executive agrees not to, whether in writing or orally, in any forum, malign, denigrate or disparage the Company and its subsidiaries and affiliates and any of their respective predecessors or successors, or any of the current or former directors, officers, employees, agents or representatives of any of the foregoing, with respect to any of their respective past or present activities, or otherwise publish (whether in writing or orally) in any forum statements that tend to portray any of the aforementioned parties in an unfavorable light.

4.Cooperation with Litigation.  The Executive agrees that, at any time during the Term or thereafter, the Executive shall cooperate fully with the Company and its subsidiaries and their counsel and make himself available to testify or provide other information in connection with any legal proceeding or investigation regarding any event or occurrence that occurred during the Executive’s employment with the Company; provided, however, that the Executive will not have an obligation under this Section with respect to any claim in which the Executive has filed directly against the Company or related persons or entities or the Company has filed directly against Executive.  The Executive shall render such cooperation in a timely manner on reasonable notice from the Company.  The Company will pay or reimburse any expenses incurred by the Executive in connection with such cooperation.

5.Work Product.  Executive acknowledges that all discoveries, concepts, ideas, inventions, innovations, improvements, developments, methods, processes, programs, designs, analyses, drawings, reports, patent applications, copyrightable work and mask work (whether or not including any Confidential Information) and all registrations or applications related thereto, all other proprietary information and all similar or related information (whether or not patentable) that relate to the Company’s or any affiliate of the Company’s actual or anticipated business, research and development, or existing or future products or services and that are conceived, developed, contributed to, made, or reduced to practice by Executive (either solely or jointly with others) while employed by the Company (including any of the foregoing that constitutes any proprietary information or records) (“Work Product”) belong to the Company or any affiliate of the Company designated by the Company, and Executive hereby assigns, and agrees to assign, all of the above Work Product to the Company or such affiliate of the Company.  Any copyrightable work prepared in whole or in part by Executive in the course of Executive’s work for any of the foregoing entities shall be deemed a “work made for hire” under the copyright laws, and the Company or such affiliate of the Company shall own all rights therein.  To the extent that any such copyrightable work is not a “work made for hire,” Executive hereby assigns and agrees to assign to the Company or such affiliate of the Company all right, title, and interest, including without limitation, copyright in and to such copyrightable work.  Executive shall promptly disclose such Work Product and copyrightable work to the Company and perform all actions reasonably requested by the Company (whether during or after the term of Executive’s employment) to establish and confirm the ownership of the Company or such affiliate of the Company (including, without limitation, assignments, consents, powers of attorney and other instruments).

6.Returning Company Documents and Property.  The Executive agrees that, upon termination of his service with Company for any reason, he will deliver to the Company, or its designee, and will not keep in his possession or deliver to anyone else, any and all records, data, notes, reports, information, proposals, lists, correspondence, emails, specifications, drawings, blueprints, sketches, materials, other documents, or reproductions or copies (including but not limited to on computer discs or drives) of any aforementioned items either developed by the Executive pursuant to his service with the Company or otherwise relating to the business of the Company, retaining neither copies nor excerpts thereof.   The Executive also agrees that, at such time, or earlier upon request, the Executive will deliver to the Company, or its designee, all Company property in the Executive’s possession, including cell phones, computers, computer discs, drives and other equipment or devices, and that if the Executive fails to do so the Company may withhold from the Executive’s compensation the replacement cost of any such unreturned Company property.

7.Survival.  The obligations contained in this Agreement shall survive the termination of the Executive’s employment or other relationship with the Company.

8.Disclosure of Agreement. The Executive agrees to disclose the existence and terms of this Agreement to any employer or other service recipient that the Executive may render services to or for during the twelve (12) month period immediately following termination of his service with the Company.  The Executive further acknowledges and agrees that if he breaches Section 2 of this Agreement in any respect, the restrictions contained in such Section will be extended for a period equal to the period that the Executive was in breach thereof.

9.Miscellaneous.

(a)Neither the failure, nor any delay, on the part of the Company to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same, or of any other right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence.  No waiver shall be effective unless it is in writing and is signed by the Company.

(b)This Agreement shall be governed by and interpreted in accordance with the laws of the State of Delaware, without giving effect to any conflict of laws provisions.  Any court action instituted by the Executive or on the Executive’s behalf relating in any way to this Agreement shall be filed exclusively in federal or state court, respectively in the State of Delaware, and the Executive consents to the jurisdiction and venue of these courts in any action instituted by the Company against the Executive.  THE EXECUTIVE HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT THE EXECUTIVE MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT.

(c)This Agreement will be binding upon the Executive’s heirs, executors, administrators and other legal representatives and may be assigned by the Company and its successors to any person, including, but not limited to, any successor or parent of the Company or any of its affiliates.  The Company also may assign this Agreement in connection with any sale or merger (whether a sale or merger of stock or assets or otherwise) of the Company or the business of the Company.  The Executive expressly consents to the assignment of the restrictions and requirements set forth in this Agreement to any new owner of the Company’s business or purchaser of the Company.

(d)If any provision of this Agreement or application thereof to anyone or under any circumstances is adjudicated to be invalid or unenforceable by an arbitrator or court of competent jurisdiction, such invalidity or unenforceability shall not affect any other provision or application of this Agreement which can be given effect without the invalid or unenforceable provision or application and shall not invalidate or render unenforceable such provision or application in any other jurisdiction.

(e)This Agreement sets forth the entire agreement and understanding between the Company and the Executive with respect to the subject matter hereof, and merges and supersedes all prior agreements, understandings and/or discussions between the Company and the Executive with regard to the matters addressed herein.  No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, will be effective unless in writing signed by the Executive and the Company.  Any subsequent change or changes in the terms and conditions of the Executive’s relationship with the Company, including, but not limited to, the Executive’s duties or compensation, will not affect the validity or scope of this Agreement.

(f)The section headings in this Agreement are for convenience only, form no part of this Agreement and shall not affect its interpretation.

10.Acknowledgement.  The Executive acknowledges and agrees that (a) he has had the opportunity to consult with independent counsel of his own choice concerning this Agreement and has been advised to do so by the Company, (b) he has read and understands the Agreement, is fully aware of its legal effect, and has entered into it freely based on his own judgment, (c) the duration and scope of this Agreement are reasonable and necessary to protect the Company’s and its affiliates’ customer relationships, trade secrets, proprietary information and other legitimate business interests, (d) the Company would not have granted the Restricted Stock to the Executive unless he agreed to be bound by the provisions of this Agreement, and (e) the Executive has not relied on any agreements or representations, express or implied, that are not set forth expressly in this Agreement.

Date: August 14, 2015            /s/ Bradley W. Barber_________________
                                                                        Bradley W. Barber